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                                                                  Item 27(n)(ii)



                 [letterhead of Sutherland Asbill & Brennan LLP]







                                 April 29, 2004





Western Reserve Life Assurance Company of Ohio
570 Carillon Parkway
St. Petersburg, FL  33716

                  Re:      WRL Series Life Corporate Account
                           File No. 333-57681
                           ---------------------------------
Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the statement of additional information filed as part of Post-Effective Amendment No. 13 to the Form N-6 registration statement for WRL Series Life Corporate Account (File No. 333-57681). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                  Sincerely,

                                  SUTHERLAND ASBILL & BRENNAN LLP



                                  By:  /s/ Frederick R. Bellamy, Esq.
                                     ------------------------------------------
                                           Frederick R. Bellamy, Esq.

FRB/amv